PART III – EXHIBITS

Exhibit Index

The documents listed in this Exhibit Index are incorporated by reference or are filed with the offering statement of which this offering circular forms a part, in each case as indicated below.

Exhibit No.	Description
2.1	Certificate of Formation of VV Markets, LLC^
2.2	Limited Liability Company Agreement of VV Markets LLC^^
3.1	Series Designation for Series VV-0001 Interests^^
3.2	Series Designation for Series VV PNST Interests^^^
3.3	Series Designation for Series VV-SUPR Interests^^^
3.4	Series Designation for Series VV-STEML Interests^^^
3.5	Series Designation for Series VV-MACAL Interests***
3.6	Series Designation for Series VV-BOWCK Interests***
3.7	Series Designation for Series VV-FUTUR Interests***
3.8	Series Designation for Series VV-BDX Interests***
3.9	Series Designation for Series VV-SPAN Interests***
3.10	Series Designation for Series VV-DRC Interests*
3.11	Series Designation for Series VV-NAPA Interests*
3.12	Series Designation for Series VV-RHONE Interests*
3.13	Series Designation for Series VV-PDMT Interests*
3.14	Series Designation for Series VV-JPWY Interests*
3.15	Series Designation for Series VV-PTRS*
3.16	Series Designation for VV-ROSE++
3.17	Series Designation for VV-BOD10++
3.18	Series Designation for VV-WBURG++
3.19	Series Designation for VV-GERM+
3.20	Series Designation for VV-LAF10++
3.21	Series Designation for VV-MACAL50++
3.22	Series Designation for VV-JYFT++
3.23	Series Designation for VV-GPS++
3.24	Series Designation for VV-CHAM^^^
3.25	Series Designation for VV-BDMA +++
3.26	Series Designation for VV-CDCV +++
3.27	Series Designation for VV-DRCH +++
3.28	Series Designation for VV-MR19 +++
3.29	Series Designation for VV-SCRV +++
3.30	Series Designation for VV-BDXM1 ##
3.31	Series Designation for VV-CB100 ##
3.32	Series Designation for VV-JSCV ##
3.33	Series Designation for VV-KGC1 ##
3.34	Series Designation for VV-LR15 ##
3.35	Series Designation for VV-PFGV ##
4.1	Form of Subscription Agreement^^^
6.1	Management Services Agreement, dated July 1, 2020, between VV Markets, LLC and VinVesto, Inc. ^^

6.2	Purchase and Sale Agreement, dated September 1, 2020 between VinVesto, Inc. and VV Markets, LLC.^^
6.3	Software and Services License Agreement dated December 20, 2020 between VinVesto, Inc and North Capital Investment Technology Inc. ^^
6.4	Receipt^^
6.5	Receipt^^
6.6	Receipt^^
6.7	Storage Agreement dated January 19, 2021 between VV Markets, LLC and Domain DC Storage.^^
6.8	Form Purchase Option Agreement*
6.9	VV-MACAL Purchase Option Agreement***
6.10	VV-BOWCK Purchase Option Agreement***
6.11	VV-FUTUR Purchase Option Agreement***
6.12	VV-BDX Purchase Option Agreement***
6.13	VV-SPAN Purchase Option Agreement***
6.14	VV-DRC Purchase Agreement*
6.15	VV-NAPA Purchase Option Agreement*
6.16	VV-RHONE Purchase Option Agreement*
6.17	VV-PDMT Purchase Option Agreement*
6.18	VV-JPWY Purchase Option Agreement*
6.19	VV-PTRS Purchase Agreement*
6.20	VV-ROSE Purchase Agreement**
6.21	VV-BOD10 Purchase Agreement**
6.22	VV-WBURG Purchase Agreement**
6.23	VV-GERM Purchase Option Agreement**
6.24	VV-LAF10 Purchase Option Agreement**
6.25	VV-MACAL50 Purchase Option Agreement**
6.26	VV-JYFT Purchase Option Agreement**
6.27	VV-GPS Purchase Option Agreement**
6.28	VV-BDMA Purchase Agreement +++
6.29	VV-CDCV Purchase Agreement +++
6.30	VV-DRCH Purchase Agreement +++
6.31	VV-MR19 Purchase Agreement +++
6.32	VV-SCRV Purchase Agreement +++
6.33	VV-BDXM1 Purchase Agreement ##
6.34	VV-CB100 Purchase Agreement ##
6.35	VV-JSCV Purchase Agreement ##
6.36	VV-KGC1 Purchase Agreement ##
6.37	VV-LR15 Purchase Agreement ##
6.38	VV-PFGV Purchase Agreement ##
8.1	Escrow Agreement for Securities Offering, between North Capital Private Securities Corporation^^
11	Consent of IndigoSpire #
12	Opinion of CrowdCheck Law LLP

# Filed herewith

## Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on March 25, 202

^ Incorporated by reference to the Company’s offering statement on Form 1-A filed with the SEC on August 31, 2020

^^ Incorporated by reference to the Company’s offering statement on Form 1-A/A filed with the SEC on March 25, 2021

^^^ Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on May 6, 2021

* Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on October 12, 2021

** Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on February 11, 2022.

*** Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on July 26, 2022.

+ Incorporated by reference to the Company’s Current Report on Form 1-U filed with the SEC on April 19, 2022.

++ Incorporated by reference to the Company’s Current Report on Form 1-U filed with the SEC on March 24, 2022.

+++ Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on May 27, 2022.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A POS and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on June 28 , 2022.

VV MARKETS, LLC
By:	VINVESTO, Inc., its managing member

By:	/s/ NICK KING
Nick King Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Nick King	Chief Executive Officer and Director of VinVesto, Inc.	June 28 , 2022
Nick King	(principal executive officer and principal financial and accounting officer)

VinVesto, Inc.	Managing Member	June 28 , 2022

By:	/s/ Nick King
Name: Nick King
Title: Chief Executive Officer